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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in registration statements of APS Holding Corporation on Form S-8 (File Nos. 33-76178, 33-90486, 333-10217 and 333-10233) and Form S-4 (File No. 333-3982) of our report dated March 27, 1997, on our audits of the consolidated financial statements and financial statement schedules of APS Holding Corporation and Subsidiaries as of January 25, 1997 and January 27, 1996, and for the years ended January 25, 1997, January 27, 1996 and January 28, 1995, which report is included in this Annual Report of Form 10-K.



                                        COOPERS & LYBRAND L.L.P.


Houston, Texas
April 24, 1997